EXHIBIT 11


PEOPLES BANCORP INC.
Computation of Earnings Per Share

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                                     Year Ended December 31

                             1993        1993        1992<F1>    1991<F1>

                             Before      After
      			                    Cumulative  Cumulative
                             Effect of   Effect of
                             Accounting  Accounting
                             Changes     Changes


PRIMARY EARNINGS PER SHARE

EARNINGS
 Net income                  $5,385,000  $5,071,000  $4,550,000  $3,615,000


COMMON SHARES OUTSTANDING
 Weighted average
 Common Shares
 Outstanding                 1,396,981   1,396,981   1,331,378   1,208,655

 Add: Effect of outstanding
 stock options               1,695       1,695

    Total weighted average
    Common Shares
    Outstanding              1,398,676   1,398,676   1,331,378   1,208,655

PRIMARY EARNINGS PER SHARE   $3.85       $3.63       $3.42       $2.99


FULLY DILUTED EARNINGS PER SHARE

EARNINGS
  Net income                	$5,385,000  $5,071,000  $4,550,000  $3,615,000
  Add: Effect of not
  having Convertible
  Subordinated
  Debenture outstanding,
  net of tax effect          21,000      21,000      117,000     229,000

       TOTAL                 $5,406,000  $5,092,000  $4,667,000  $3,844,000


COMMON SHARES OUTSTANDING
  Weighted average
  Common Shares
  Outstanding                1,396,981   1,396,981   1,331,378   1,208,655

  Add: Effect of outstanding
  stock options              1,695       1,695

       SUBTOTAL              1,398,676   1,398,676

  Add: Shares issued
  assuming conversion of
  Convertible Subordinated
  Debentures at beginning
  of period                  22,319      22,319      138,060     268,925

     Total weighted average
     Common Shares
     Outstanding             1,420,995   1,420,995   1,469,438   1,477,579


FULLY DILUTED EARNINGS
PER SHARE                    $3.81       $3.59       $3.17       $2.60


<F1>  Prior years weighted average shares outstanding adjusted due to 10% stock dividend issued April 15, 1993.


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